Exhibit 10.17

Note: Certain portions have been omitted from this Agreement in accordance with a request for confidential treatment submitted to the Securities and Exchange Commission. Omitted information has been replaced with an asterisk. Omitted information has been filed separately with the Securities and Exchange Commission.

General

Terms

Agreement

No. CFM-1-2887169891

PROPRIETARY INFORMATION NOTICE The information contained in this document is Proprietary Information and is disclosed in confidence. It is the property of the parties and shall not be used, disclosed to others, or reproduced without the express written consent of both parties. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document shall appear on any such reproduction. Export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

GENERAL TERMS AGREEMENT NO. CFM-1-2887169891

Table of Contents

—	Agreement

SECTION I - DEFINITIONS

SECTION II - TERMS AND CONDITIONS

	ARTICLE 1	-	PRODUCTS
	ARTICLE 2	-	PRODUCT PRICES
	ARTICLE 3	-	PRODUCT ORDER PLACEMENT
	ARTICLE 4	-	DELIVERY, TITLE, TRANSPORTATION, RISK OF LOSS, PACKAGING OF PRODUCTS
	ARTICLE 5	-	[*]
	ARTICLE 6	-	TAXES AND DUTIES
	ARTICLE 7	-	[*]
	ARTICLE 8	-	EXCUSABLE DELAY
	ARTICLE 9	-	[*]
	ARTICLE 10	-	DATA
	ARTICLE 11	-	[*]
	ARTICLE 12	-	GOVERNMENT AUTHORIZATION, EXPORT SHIPMENT
	ARTICLE 13	-	PERSONAL DATA PROTECTION
	ARTICLE 14	-	NOTICES
	ARTICLE 15	-	MISCELLANEOUS

—	Exhibit A - [*]

	SECTION I	-	[*]
	SECTION II	-	GENERAL CONDITIONS

—	Exhibit B-1 - Product Support Plan for CFM56-5B Engines

	SECTION I	-	SPARE PARTS PROVISIONING
	SECTION II	-	[*]
	SECTION III	-	[*]
	SECTION IV	-	CUSTOMER SUPPORT AND SERVICE
	SECTION V	-	ENGINEERING SUPPORT
	SECTION VI	-	PERFORMANCE TREND MONITORING
	SECTION VII	-	GENERAL CONDITIONS - PRODUCT SUPPORT PLAN

—	Exhibit B-2 - Product Support Plan for LEAP-1A Engines

	SECTION I	-	SPARE PARTS PROVISIONING
	SECTION II	-	TECHNICAL PUBLICATIONS AND DATA
	SECTION III	-	TECHNICAL TRAINING
	SECTION IV	-	CUSTOMER SUPPORT AND SERVICE

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	SECTION V	-	ENGINEERING SUPPORT
	SECTION VI	-	PERFORMANCE TREND MONITORING
	SECTION VII	-	LEAP-1A CONTROLS AND ACCESSORIES SUPPLIERS SUPPORT
	SECTION VIII	-	GENERAL CONDITIONS - PRODUCT SUPPORT PLAN

—	Exhibit C - [*]
—	Exhibit D - [*]
—	Exhibit E - Airline Affiliates List

[*]

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GENERAL TERMS AGREEMENT NO. CFM-1-2887169891

THIS GENERAL TERMS AGREEMENT NO. CFM-1-2887169891 (this “Agreement”), dated as of the 6th day of February, 2013, by and between CFM International, Inc. (“CFM”),a corporation organized under the laws of the State of Delaware, U.S.A., and jointly owned by General Electric Company (“GE”) and Snecma (“SNECMA”) and AviancaTaca Holding S.A., a company duly organized under the laws of Panama having a principal place of business at Av. Calle 26 No. 59-15, Bogotá D.C., Colombia (individually, a “Party”; collectively, the “Parties”).

WITNESSETH

WHEREAS, Airline has acquired, or is in the process of acquiring a certain number of aircraft equipped with installed Engines (as defined below), and

WHEREAS, CFM and Airline desire to enter into this Agreement to establish the terms and conditions governing the sale by CFM [*], and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows. Defined terms used in this Agreement shall have the meanings specified in Section I (“Definitions”) or as otherwise ascribed to them in this Agreement.

SECTION I - DEFINITIONS

These definitions shall apply for all purposes of this Agreement unless the context otherwise requires.

“Aircraft” means the aircraft on which the Engine(s) listed in the applicable Letter Agreement to this Agreement is (are) installed.

“Agreement” means this General Terms Agreement (together with all exhibits, Letter Agreements and attachments) between CFM and Airline.

“Airline” means AviancaTaca Holding, S.A. and its Airline Affiliates (as defined below). The term Airline also shall include the purchaser of new aircraft powered by the Engines who has purchased such Aircraft in a sale/ leaseback transaction for lease to and operation by AviancaTaca Holdings, S.A. or an Airline Affiliate.

“Airline Affiliate” means any legal entity that is a direct or indirect subsidiary or affiliate of Airline that (i) operates Engines and Spare Engines covered under this Agreement, (ii) is, and continues to be subject to the direct or indirect control of Airline by means of Airline or a subsidiary or affiliate of Airline holding an equity interest of at least 25% of the total equity in such legal entity, and (iii) for which Airline or a subsidiary or affiliate of Airline exercises management and operational control. If the national laws governing any such legal entity permit Airline to hold an equity interest that is less than 25% of the total equity in that legal entity, then such legal entity nonetheless will be considered an Airline affiliate if the maximum permitted equity is held by Airline and if the conditions set forth in subclauses (i) and (iii) above also are

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met. The list of Airline Affiliates at the time of signature of this Agreement is contained in Exhibit E. Any other legal entity that fulfills the requirements established in the current definition will be automatically considered an Airline Affiliate upon written notification from Airline to CFM provided, however, that CFM or its affiliates are not prohibited from doing business with such legal entity.

“Airworthiness Directive” means a requirement for the inspection, repair or modification of the Engine or any portion thereof as issued by the Federal Aviation Administration of the United States Department of Transportation (“FAA”) and/or the European Aviation Safety Agency (“EASA”), or an airworthiness authority of Columbia Costa Rica, El Salvador, Peru, or other nation that has regulatory authority over Engines operated by Airline or Airline Affiliate

“ATA” means the Air Transport Association of America.

“AviancaTaca” means AviancaTaca Holdings S.A.

“Controls and Accessories” means mechanical, electrical and/or hydraulic units mounted on the external portion of an Engine that are used to control the Engine’s operation or to monitor various Engine parameters. Examples include pumps, actuators, valves, sensors, electronic control units, and coolers. Controls and Accessories are those items contained in ATA groups 73, 74, 75, 77, 79 and 80.

“Controls and Accessories Supplier” means a manufacturer who supplies one or more Controls or Accessories to CFM for delivery on Engines and Spare Engines and thus is committed by means of that supplier relationship to provide to Airline the warranties set forth in Exhibit A, Paragraph F and the product support set forth in Exhibit B-2, Section VII.

“Critical Influencing Parts” means a part that has a direct or indirect influence on the boundary conditions used in the FAA and EASA-approved LLP life system model used to establish a given LLP’s Airworthiness Limitations.

“Data” means all information and data of any type, form or nature (including, but not limited to, designs, drawings, blueprints, tracings, plans, models, layouts, software, specifications, technical publications, electronic transmittals, customer website data and memoranda) which may be furnished or made available to or by Airline, or to or by CFM, directly or indirectly, as the result of this Agreement.

“Engine” means the FAA/EASA certified Engine(s) described in the applicable Letter Agreement(s) to this Agreement or covered under this Agreement pursuant to Article 7 hereof.

“Expendable Parts” means those Parts which must routinely be replaced during inspection, repair, or maintenance, whether or not such Parts have been damaged, and other Parts which are customarily replaced at each such inspection and maintenance period such as filter inserts and other short-lived items which are not dependent on wear out but replaced at predetermined intervals.

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“Failed Parts” means those Parts and Expendable Parts suffering a Failure, and including Parts suffering Resultant Damage.

“Failure” means the breakage of a Part, failure to function of a Part, or damage to a Part, rendering it not Serviceable and such breakage, failure, or damage is due to causes within CFM’s control including, but not limited to, a defect in design. Failure shall also include any defect in material or workmanship. Failure does not include any such breakage, malfunction or damage that is due to normal wear and tear.

“Flight Cycle” means the complete running of an Engine from start through any condition of flight and ending at Engine shutdown. A “touch and go landing” used during pilot training shall be considered as a “Flight Cycle.”

“Flight Hours” means the cumulative number of airborne hours in operation of each Engine, computed from the time an aircraft leaves the ground until it touches the ground at the end of a flight.

“Foreign Object Damage” means any damage to an Engine caused by objects that are not part of the Engine and Engine optional equipment.

“Labor Allowance” means a CFM credit calculated by multiplying the established labor rate by man-hours allowed for disassembly, reassembly (when applicable), and for Parts repair. If a Labor Allowance is granted for a repair, it shall not exceed the credit that would have been quoted if the Part had not been repairable. The established labor rate means either (a) the then current labor rate mutually agreed between CFM and Airline if the work has been performed by Airline, or (b) the then current labor rate agreed between CFM and the third party repair and overhaul shop if the work has been performed by such repair and overhaul shop.

“LIBOR Rate” shall have the meaning as defined in Exhibit C hereto.

“Module” means a major sub-assembly of any of the Engines described in the applicable Letter Agreements or covered under this Agreement pursuant to Article 7 hereof.

“Part” means only those FAA/EASA certified Engine and Engine Module Parts which have been sold originally to Airline or any Airline Affiliate by CFM or a CFM approved supplier for commercial use. The term excludes parts that were furnished on new Engines and Modules but are procured directly from suppliers. Such parts are covered by the supplier warranty and the CFM “Supplier Warranty Back Up”. Expendable Parts and customary short-lived items such as igniters and filter inserts also are excluded.

“Parts Credit Allowance” means the credit granted by CFM to Airline, in connection with either a CFM-declared campaign change, service bulletin industry support, commitment letter or the Failure of a Part, based on the price of a replacement Part at the time the Part is removed. This credit may take the form of a replacement Part at CFM’s option.

“Part Cycles” means the total number of Flight Cycles accumulated by a Part.

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“Parts Repair” means the CFM recommended rework or restoration of Failed Parts to a Serviceable condition.

“Part Time” means the total number of Flight Hours accumulated by a Part.

“Performance Restoration Shop Visit” A shop visit in which, at a minimum, the combustor and high-pressure turbine are exposed and subsequently refurbished.

“Product” means Spare Engines, Modules, Parts, related optional equipment, technical data and other products offered for sale by CFM from time to time.

“Purchase Right Aircraft” means the twenty-one (21) A320neo aircraft for which AviancaTaca has been granted purchase rights by Airbus Industries.

“Resultant Damage” means the damage suffered by a Part in warranty because of a Failure of another Part or Expendable Part within the same Engine, provided the Part or Expendable Part causing the damage was in warranty.

“Serviceable” when used to describe an Engine or Part, means in an airworthy condition within the limits defined in the applicable Engine manuals, specification and/or publications by the type certificate holder.

“Scrapped Parts” means those Parts determined to be un-Serviceable and not repairable by virtue of reliability, performance or repair costs. Airline may be required to submit scrap tags or other documented evidence for such Parts. Such Parts shall be destroyed and disposed of by Airline unless requested by CFM for engineering analysis or otherwise dispositioned, in which event CFM shall be responsible for all handling and shipping expense to return to CFM the relevant requested Parts.

“Spare Engine” means an Engine acquired in support of Airline’s fleet of Aircraft for use as a spare Engine when another Engine in such fleet is unavailable due to damage or is otherwise being repaired or serviced. A Spare Engine shall be delivered with the features further specified in Attachment I-A.

“Ultimate Life” of a Part means the approved limitation on use of a Part, in cumulative Flight Hours or Flight Cycles, which a U.S. government authority establishes as the maximum period of allowed operational time for such Parts in Airline service when the rotating and the Critical Influencing Parts are operated in a CFM approved configuration and maintained in accordance with applicable manuals and regulations.

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SECTION II - TERMS AND CONDITIONS

ARTICLE 1 - PRODUCTS

A.	[*]

B.	[*]

Such CFM Repurchase Offer shall not apply to any sale of a Spare Engine intended to secure sale/leaseback financing in connection therewith, provided that Airline or an Airline Affiliate is thereafter the sole operator. If CFM declines to exercise the CFM Repurchase Offer, or if CFM fails to give notice of its decision to submit a CFM Repurchase Offer within the ten-day period or if CFM timely submits a Repurchase Offer but the offer of CFM is not accepted by Airline, or if the parties do not enter into for any reason an acceptable purchase agreement within five (5) days after such CFM Repurchase Offer is received by Airline, then Airline may thereafter choose to sell the Spare Engine to any third party that is an airline, other aircraft operator, or entity whose primary business is the lease of aircraft or aircraft engines. For the avoidance of doubt, such permitted third party purchaser may not be an entity whose primary business is the acquisition of the Spare Engine for brokerage to third parties or for purposes of disassembly and sale of spare parts therefrom.

ARTICLE 2 - PRODUCT PRICES

A.	In General. The selling price of Products which are not specifically and separately quoted to Airline will be the respective prices which are quoted in the Spare Parts Price Catalog, as revised from time to time (the “Spare Parts Catalog” or “Catalog”) or in CFM’s written quotation or proposal from time to time and confirmed in a Letter Agreement for the purchase of Spare Engines or in a valid purchase order placed by Airline. CFM shall quote such prices in U.S. Dollars and Airline shall pay for Products in U.S. Dollars. All Product prices include the cost of CFM’s standard tests, inspection and commercial packaging, and in the case of Engines, shipping stands, containers and engine covers. Transportation costs and costs resulting from special inspection, packaging, testing or other special requirements, requested by Airline, will be paid for by Airline. CFM will advise Airline in writing ninety (90) days in advance of any changes in prices affecting the prices in the Catalog. During such ninety (90) day period, CFM shall not be obligated to accept Airline purchase orders for quantities of spare Parts in excess of up to ninety (90) days of Airline’s normal usage beyond the effective date of the announced price change. When Airline requests Delivery of Products that is less than the turn around time quoted in the Spared Parts Price Catalog, reasonable expedite fees may apply.

B.	Spare Engines. Spare Engine prices will be as set forth in the applicable Letter Agreement to this Agreement, subject to escalation using the appropriate CFM Engine escalation provisions then in effect as provided in such Letter Agreement. The appropriate CFM escalation provisions will be set forth in each applicable Letter Agreement to this Agreement. If CFM is late in delivering a Spare Engine (whether or not due to Excusable Delay), the Spare Engine price shall not escalate beyond the originally scheduled delivery date.

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ARTICLE 3 - PRODUCT ORDER PLACEMENT

A.	The terms and conditions set forth herein shall constitute the terms and conditions applicable to all purchase orders for Products placed by Airline and are in lieu of and shall supersede all printed terms and conditions appearing on Airline’s purchase orders or CFM’s standard Product terms of sale or acceptance or other acknowledgment form.

B.	Airline shall place purchase orders for Products and CFM’s acknowledgment of each purchase order shall constitute acceptance thereof. CFM shall supply Products under each purchase order placed by Airline consistent with CFM standard lead times unless otherwise agreed by the parties.

ARTICLE 4 - DELIVERY, TITLE, TRANSPORTATION, RISK OF LOSS, PACKAGING OF PRODUCTS

A.	Shipment of Products shall be from CFM’s facility in Evendale, Ohio, Peebles, Ohio, Erlanger, Kentucky, or point of manufacture, or other facility in a nation other than the United States at CFM’s option.

B.	Delivery of all Products shall be as follows (hereinafter, “Delivery”):

(i)	[*]

(ii)	[*]

CFM shall bear the risk of loss of Products until delivered to the Delivery location described above. Upon Delivery, title to Products as well as risk of loss thereof or damage thereto shall pass to Airline. Airline shall be responsible for all risk and expense in obtaining any required licenses and carrying out all customs formalities for the importation of goods into Colombia. CFM shall be responsible for all risk and expense in obtaining any required licenses and carryout of all customs formalities for the export of goods hereunder imposed by all other jurisdictions and in accordance with the Article titled “Government Authorization” of this Agreement.

C.	CFM shall arrange and pay for transportation of such Products from the point of shipment described in Paragraph A of this Article until Delivery in accordance with Paragraph B of this Article.

D.

Notwithstanding that Delivery of Products shall be as set forth in Paragraph B of this Article, Airline shall arrange for transportation of such Products from the point of shipment described in Paragraph A of this Article until Delivery in accordance with Paragraph B of this Article. CFM agrees to timely contact Airline’s freight forwarder prior to shipment in order to facilitate the transportation activity. For shipment of major items such as spare Engines which (i) require that the ground transportation carrier enter CFM’s facilities and

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(ii) necessitate CFM’s assistance in placing such Products into the hands of the carrier, CFM agrees to contact the carrier directly to arrange the carrier’s scheduled arrival at CFM’s facility. Also, CFM agrees, unless otherwise directed by Airline or Airline’s freight forwarder, to select a carrier who will act as Airline’s agent to transport Products on the initial leg of ground transportation.

E.	Unless otherwise instructed by Airline, CFM shall ship each Product packaged in accordance with wood packaging certification according to the FAO’s Phytosanitary International Standards (NIMF15 Regulation. More info at www.fao.org). Any penalty / fee, delay or repackaging required as a result of not meeting this international standard will be responsibility of CFM unless packaging is changed for whatever reason by third parties for shipment. Any special boxing or preparation, different than ATA 3000, for shipment specified by Airline shall be for Airline’s account and responsibility.

F.	Spare Parts purchase orders, excluding Initial Provisioning, may be terminated without penalty if notice is provided greater than the individual Spare Part lead time listed in the spare Parts catalog.

ARTICLE 5 - [*]

[*]

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ARTICLE 6 - TAXES AND DUTIES

Unless otherwise specified in this Agreement, CFM shall be responsible for and pay directly all corporate and individual taxes measured by income or profit imposed by any governmental authority on CFM, its employees or subcontractors in any way connected with this Agreement (“CFM Taxes”). Airline shall be responsible for and pay directly when due and payable all taxes, duties, fees, or other charges of any nature (including, but not limited to, ad valorem, consumption, excise, franchise, import, license, property, sales, stamp, storage, transfer, turnover, use, or value-added taxes, and any and all items of withholding, deficiency, penalty, addition to tax, interest, or assessment related thereto), other than CFM Taxes, imposed by any governmental authority in Colombia, Costa Rica, El Salvador, Peru or any other nation to which Airline specifies delivery on CFM or its employees or subcontractors in any way connected with this Agreement (“Airline Taxes”). All payments due and payable to CFM by Airline under this Agreement shall be made without deduction or withholding for Airline Taxes, except that if Airline shall be required by law to deduct or withhold any Airline Taxes from or in respect of any amount payable by it to CFM hereunder, the amount payable by Airline shall be increased by such amount as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings with respect to any additional amounts payable pursuant to this sentence), CFM receives the same amount that it would have received if no such deduction or withholding had been made. If CFM is nevertheless required to pay Airline Taxes, Airline shall, within 30 days of CFM’s invoice for the Airline Taxes, reimburse CFM for the Airline Taxes. Airline shall provide to CFM on a timely basis accurate official receipts for deducted or withheld taxes. All rights to drawback of customs duties paid by CFM to the customs authorities of the country of manufacture of any products shall belong to CFM. Airline agrees to cooperate with CFM to obtain a drawback.

ARTICLE 7 - [*]

[*]

ARTICLE 8 - EXCUSABLE DELAY

Neither Party shall be liable or in breach of its obligations under this Agreement to the extent performance of such obligations is delayed or prevented, directly or indirectly, by causes beyond its reasonable control and without its fault or negligence, including acts of God, fire, terrorism, war (declared or undeclared), severe weather conditions, earthquakes, epidemics, material shortages, insurrection, acts or omissions of Airline or Airline’s suppliers or agents, any act or omission by any governmental authority, strikes, labor disputes, acts or threats of vandalism or terrorism (including disruption of technology resources), transportation shortages, or vendor’s failure to perform (each, an “Excusable Delay”). The delivery or performance date shall be extended for a period equal to the time lost by reason of delay, including time to overcome the effect of the delay. The Party experiencing Excusable Delay shall use reasonable efforts to continue performance whenever such causes are removed. In the event an Excusable Delay continues for a period of six (6) months or more beyond the scheduled delivery or performance date, the non-delayed Party may, upon sixty (60) days written notice to the other, cancel the part of this Agreement so delayed and CFM shall return to Airline all payments relative to the canceled part of this Agreement.

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ARTICLE 9 - [*]

A.	[*]

B.	[*]

C.	[*]

The obligations recited in this Article shall constitute the sole and exclusive liability of CFM to Airline and Airline Affiliates for actual or alleged patent infringement.

ARTICLE 10 - DATA

A.	All Data is proprietary to and shall remain the property of the Party disclosing it. All Data is provided to or disclosed to the relevant Party in confidence, and shall neither (1) be used by the other Party or be furnished by the other Party to any other person, firm or corporation for the design or manufacture or repair of any products, articles, compositions of matter, or processes, nor (2) be permitted out of the other Party’s possession, or divulged to any other person, firm or corporation, nor (3) shall Airline use CFM’s Data in the creation, manufacture, development, or derivation of any repairs, modifications, spare parts, designs or configuration changes, or to obtain FAA or any other government or regulatory approval of any of the foregoing, nor (4) be used to train non-affiliated third parties. CFM Data shall not be used for the maintenance, repair, or assessment of continued airworthiness of any Products not supplied or covered under this Agreement. If the disclosing Party’s written consent is given for reproduction in whole or in part, any existing notice or legend shall appear in any such reproduction. Nothing in this Agreement shall preclude Airline from using such Data for the repair, overhaul, or maintenance work performed by Airline or its service providers on Products purchased by Airline.

B.	CFM warrants that it either owns or will secure the right for Airline to use, as set forth in this Paragraph, software delivered as part of an Engine by CFM to Airline under this Agreement. CFM agrees to provide to Airline, as part of the delivered Engines, a copy of all software, in machine readable (object code) format, necessary solely for the operation of Engines provided under this Agreement. Upon execution of service agreements between CFM and Airline with respect to the Engines, CFM also will deliver its machine readable (object code) format software relating to the line maintenance by Airline of the Engines. CFM will provide to Airline and Airline agrees to accept and execute all necessary license agreements, if any, that are required to memorialize such rights to use such software. Airline agrees that it shall have no rights to sublicense, decompile or modify any software provided by CFM without the prior express written consent of the owner of such software. CFM agrees to use reasonable efforts upon Airline’s request to obtain such consent. Airline shall be solely responsible for negotiating any licenses necessary to secure for Airline any additional rights in any software.

C.	Airline shall establish, maintain and follow a “Technical Data Control Plan” for ensuring that proprietary Data is used solely for the operation and maintenance of Engines acquired under this Agreement. If CFM becomes aware of circumstances that cause CFM to be concerned regarding Airline’s compliance with the Technical Data Control Plan, CFM will notify Airline of the concern and Airline and CFM together will address the matter in a manner satisfactory to CFM, acting in good faith.

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ARTICLE 11 - [*]

[*]

For the purpose of this Article, the term “CFM” shall be deemed to include CFM, GE, SNECMA, and CFM’s subsidiaries, assigns, subcontractors, suppliers, and the respective directors, officers, employees, and agents of each. The foregoing shall apply only as to this Agreement, its Exhibits, and the applicable Letter Agreements to this Agreement.

ARTICLE 12 - GOVERNMENT AUTHORIZATION, EXPORT SHIPMENT

A.	The Parties agree to comply with all applicable U.S. export control laws and regulations, including but not limited to the requirements of Arms Export Control Act, 22 U.S.C.2751-2794, including the International Traffic in Arms Regulation (ITAR), 22 CFR 120 et seq,; the Export Administration Act, 50 U.S.C. App. 2401-2420, including the Export Administration Regulations, 15 C.F.R. 730-774;] CFM shall be responsible for obtaining any export license or agreement, if applicable, required by the U.S., France or any other country of manufacture. Without limiting the foregoing, Airline agrees that it shall not transfer any export controlled item, data, information or services, to include transfer to foreign persons, including those foreign persons employed by or associated with, or under contract to the receiving Party, without the authority of an applicable export license, agreement, or applicable exemption or exception.

B.	Export Shipment. Airline agrees that the export shall be treated as a routed transaction pursuant to 15 CFR 748.3(b) and 15 CFR 30.3(e).

(i) Export License Determination. Airline agrees that all provisions of the US EAR, including the end-use and end-user controls found in part 744 of the EAR, and the General Prohibitions found in part 736 of the EAR, apply to this routed export transaction. The Airline (or Airline’s designated agent) shall be the exporter but CFM shall determine licensing authority (License, License Exception, or NLR), and obtain the appropriate license or other authorization (whether required by CFM or Airline). CFM shall be responsible for obtaining any required licenses or any other required governmental authorization and shall be responsible for complying with and advise Airline of all US and foreign government licensing requirements. Airline shall restrict disclosure of all information and data furnished in connection with such authorization and shall ship the subject matter of the authorization to only those destinations that are authorized by the US Government.

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(ii) Export Reporting. Pursuant to 15 CFR 30.3(e), Airline hereby authorizes CFM, upon request of CFM, (or CFM’s designated agent) to file all required Electronic Export Information (EEI) reports via the U.S. Automated Export System (i.e. “AES records”) prior to export from the US. CFM (or CFM’s designated agent) shall retain documentation to support the EEI filed and provide documentation to Airline upon request.

All rights to drawback on customs duties paid by CFM with respect to Products, (or material or components thereof), belong to and shall remain in CFM. If Airline arranges for export shipment, Airline agrees to furnish without charge evidence of exportation or other evidence of tax or duty exemption acceptable to the taxing or customs authorities when requested by CFM.

ARTICLE 13 - PERSONAL DATA PROTECTION

A.	“Personal Data” is any information relating to an identified or identifiable natural person or to any legal entity if such legal entity is subject to data protection legislation in their country of incorporation (“Data Subject”).

B.	Airline and CFM each agree that any Personal Data obtained from the other Party will be deemed “Data” of the other Party as defined in this Agreement whether or not the Personal Data is publicly available.

C.	Airline and CFM each represent that in providing Personal Data to one another they will comply with all applicable laws and regulations, including but not limited to providing notices to or obtaining consents from the Data Subjects when required.

D.	Steps shall be taken to implement and maintain physical, technical and organizational measures to ensure the security and confidentiality of Personal Data in order to prevent accidental, unauthorized or unlawful access, use, modification, disclosure, loss or destruction of Personal Data. The security measures taken shall be in compliance with applicable data protection laws and shall be adapted to the risks represented by the processing and the nature of the personal data to be collected and/or stored.

ARTICLE 14 - NOTICES

Any notices under this Agreement shall become effective upon receipt and shall be in writing and be delivered or sent by mail, courier service, personal service or fax to the respective Parties at the following addresses, which may be changed by written notice:

If to:	AviancaTaca Holding, S.A.	If to:	CFM International, Inc.
	Av Calle 26 No. 59-15, Piso 10		One Neumann Way, M.D. Y7
	Bogotá, Colombia		Cincinnati, Ohio 45215-1988 USA

Attn:	Secretary	Attn:	Vice President, Contracts
	Facsimile Number: (57) 1 423 5500, ext. 2522		Facsimile Number: (1) 513-552-3397
	Telephone Number: (57) 1 587 7700, ext. 2522		Telephone Number: (1) 513-552-3351

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Notice sent by the U.S. mail, postage prepaid, shall be deemed received within seven (7) days after deposit. Wherever words such as “Notice” or “notify” or similar words are used herein, they mean the provision of notice in accordance with this Article 14.

ARTICLE 15 - MISCELLANEOUS

A.	Assignment of Agreement. Unless otherwise specifically provided in this Agreement, neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party; except, that, Airline’s consent shall not be required for substitution of any other company jointly owned by GE and SNECMA in place of CFM as the contracting party and the recipient of any or all payments, and/or for the assignment of CFM’s payment rights to CFM’s suppliers. Notwithstanding the foregoing or anything to the contrary contained herein, Airline shall be entitled to assign any of its rights hereunder at any time to any Airline Affiliate, including, any special purpose vehicle or other entity incorporated or formed by Airline or utilized in connection with the financing of the Aircraft or Engines to provide security for the financing of any pre-delivery payments or in connection with the financing of its obligation to pay the final price of the Aircraft or Engines. It is understood and agreed that, notwithstanding any such assignment of rights by Airline under this Article 15, AviancaTaca will remain fully responsible for the performance of the obligations of Airline, an Airline Affiliate, or an assignee permitted herein as though no such assignment had taken place.

B.	Applicable Law; Venue. All aspects of this Agreement and the obligations arising hereunder will be governed in accordance with the law of the State of New York, U.S.A.; except, that New York conflict of law rules will not apply if the result would be the application of the laws of another jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

C.	Entire Agreement; Modification. This Agreement (together with any amendments, exhibits and Letter Agreements supplemental hereto) contains the entire and only agreement between the Parties, and it supersedes all pre-existing agreements between such Parties, respecting the subject matter hereof. Any representation, promise or condition in connection therewith not stated in this Agreement or in such amendments, exhibits and Letter Agreements or otherwise not incorporated herein shall not be binding upon either Party. No modification or termination of this Agreement or any of the provisions herein contained shall be binding upon the Party against whom enforcement of such modification or termination is sought, unless it is made in writing and signed on behalf of that Party by a duly authorized executive.

D.	Confidentiality of Information. This Agreement and Letter Agreements contain information specifically for Airline and CFM, and nothing herein contained shall be divulged by Airline

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or CFM to any third person, firm or corporation, without the prior written consent of the Parties, which consent shall not be unreasonably withheld; except (i) that Airline’s consent shall not be required for disclosure by CFM of this Agreement and Letter Agreements, and related information given by Airline to CFM, to an Engine program participant, joint venture participant, engineering service provider or consultant to CFM so as to enable CFM to perform its obligations under this Agreement or Letter Agreements or to build the Engine or to provide informational data; (ii) to the extent required by Government agencies, by law, or to enforce this Agreement; and (iii) to the extent necessary for disclosure to the Parties’ respective insurers, accountants or other professional advisors who must likewise agree to be bound by the provisions of this Article. In the event (i) or (iii) occur, suitable restrictive legends limiting further disclosure shall be applied. In the event this Agreement, or other information or data is required to be disclosed or filed by government agencies by law, or by court order, the disclosing Party shall notify the other Party where possible, at least thirty (30) days in advance of such disclosure or filing and shall cooperate fully with the other Party in seeking confidential treatment of sensitive terms of the Agreement or such information and data. In addition, neither Party will issue any press nor other media release or make any public statement with respect to this GTA or the Letter Agreements without the prior written approval of the other Party, as to the fact and the content of any such media release or public statement.

E.	Duration of Agreement. This Agreement shall remain in full force and effect until (i) Airline ceases to operate at least one (1) Aircraft powered by Engines, or (ii) less than five (5) aircraft powered by such engines are in commercial airline service globally, or (iii) the occurrence of a material breach of the obligations set forth in Article 10 which is not cured within 30 days’ notice of such breach. Nothing herein shall affect the rights and obligations and limitations set forth in this Agreement as to Products ordered for delivery and work performed prior to termination of this Agreement.

F.	Survival of Certain Clauses. The rights and obligations of the Parties under the following Articles and related Exhibits shall survive the expiration, termination, completion or cancellation of this Agreement:

Payment for Products

Taxes and Duties

Patents

Data

Limitation of Liability

Governmental Authorization, Export Shipment

Miscellaneous

G.	Language. This Agreement, orders, Data, notices, shipping invoices, correspondence and other writings furnished hereunder shall be in the English language.

H.

Severability. The invalidity or un-enforceability of any part of this Agreement, or the invalidity of its application to a specific situation or circumstance, shall not affect the validity of the remainder of this Agreement, or its application to other situations or

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circumstances. In addition, if a part of this Agreement becomes invalid, the Parties will endeavor in good faith to reach agreement on a replacement provision that will reflect, as nearly as possible, the intent of the original provision.

I.	Waiver. The waiver by any Party of any provision, condition, or requirement of this Agreement, shall not constitute a waiver of any subsequent obligation to comply with such provision, condition, or requirement.

J.	[*]

K.	Waiver of Immunity. With respect to any Airline which is incorporated or based outside the United States, to the extent that such Airline or any of its property becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding of any nature, Airline hereby irrevocably waives the application of such immunity and particularly, the U.S. Foreign Sovereign Immunities Act, 28 U.S.C. 1602, et. seq., insofar as such immunity relates to Airline’s rights and obligations in connection with this Agreement.

L.	Electronic Transactions.

(i)	CFM may grant Airline access to and use of the Customer Web Center (“CWC”) and/or other CFM Web sites (collectively, “CFM Sites”). Airline agrees that such access and use shall be governed by the applicable CFM Site Terms and Conditions, provided, however, that in the event of a conflict with the provisions of this Agreement, this Agreement shall govern.

(ii)	CFM may permit Airline to place purchase orders for certain Products on the CFM Sites by various electronic methods (“Electronic POs”). The Parties agree that such Electronic POs (a) constitute legally valid, binding agreements; (b) have the same force and effect as purchase orders placed in paper format signed by Airline in ink; and (c) are subject to the terms and conditions hereof.

(iii)	[*]

(iv)	Airline represents and warrants that any employee or representative who places Electronic POs or accesses Data through the CWC is authorized by Airline to do so and has obtained a login name(s) and password(s) through the CFM Site registration process. CFM shall be entitled to rely on the validity of a login name or password unless notified otherwise in writing by Airline.

M.	Counterparts. This Agreement may be signed by the Parties in separate counterparts, and any single counterpart or set of counterparts, when signed and delivered to the other Party shall together constitute one and the same document and be an original Agreement for all purposes. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic mail in a pdf file shall be as effective as delivery of a manually executed counterpart of this Agreement.

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GENERAL TERMS AGREEMENT NO. CFM-1-2887169891

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and the year first above written.

AVIANCATACA HOLDING S.A.	CFM INTERNATIONAL, INC.

By:	By:

Typed Name:	Typed Name:

Title:	Title:

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

EXHIBIT A

ENGINE WARRANTY PLAN

*	[Two pages have been omitted in accordance with a request for confidential treatment.].

CFM’s liability to either or both Airline and its assignee shall not be increased, duplicated or multiplied in any way by reason of such assignment. Airline shall provide the assignee a redacted copy of the terms and conditions of this GTA (including a copy of this paragraph) applicable to the Engines Warranties. CFM’s consent to the assignment under the foregoing terms shall be deemed fulfilled, without further action by the CFM, upon receipt by CFM of Airline’s written notice identifying the assignee of the Engine Warranties.

[*]

C.	For purposes of this supplier warranty, “Failure” shall mean the defect in material, workmanship and malfunction of or injury to a Product or part thereof rendering it unserviceable, unless the failure was caused by:

1.	Improper installation or maintenance (unless such installation or maintenance was performed by, or at the direction of, CFM or Supplier).

2.	Operation contrary to applicable in manuals, service bulletins or other regulating requirements current at the time.

3.	Failure of Product or part thereof not manufactured by Supplier.

4.	Abuse, misuse, neglect or accident.

5.	Damage due to contaminated fuel, environmental conditions, overload conditions, or any other condition for which the Product was not designed.

6.	Damage due to repairs or alterations by Airline or a third party other than CFM or Supplier’s authorized representative.

7.	Wear and tear.

D.	[*]

E.	[*]

F.	[*]. If Supplier has not provided status or disposition of the claim within [*] of receipt, the claim shall be deemed to have been accepted by Supplier.

G.	[*]. Supplier shall refund the NFF charges from the first shop visit if the failure is confirmed during the second shop visit.

Airline’s same serial numbered Product, which experiences a minimum of three unscheduled returns to Supplier for the same cause, and are justified returns through substantiating data provided within the Product’s new warranty and deemed by Supplier as No Fault Found (NFF) are hereby defined as rogue units. Supplier shall replace the rogue unit with a new or used equivalent unit at no cost to the Airline or CFM.

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

F.3.	In the event a controls and accessories supplier fails to provide a warranty at least as favorable as the CFM New Engine Warranty (for complete controls and accessories) or New Parts Warranty (for components thereof), or if provided, rejects a proper claim from Airline, CFM will intercede on behalf of Airline to resolve the claim with the supplier. In the event CFM is unable to resolve a valid claim with the supplier, CFM will honor a claim from Airline under the provisions and subject to the limitations of CFM’s New Engine or New Parts Warranty, as applicable. Settlements under Supplier Back-Up Warranty will exclude credits for resultant damage to or from controls and accessories procured directly by Airline from suppliers.

[*]

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

SECTION II - GENERAL CONDITIONS

A.	Airline will maintain adequate operational and maintenance records and make these available for CFM inspection at reasonable times with reasonable notice.

B.	CFM will deny a claim under any of the Warranty provisions, and the Warranty provisions will not apply if:

(1)	such claim resulted from the subject Engine, Module or any Parts thereof:

•	Not being properly installed or maintained by an entity other than CFM, GE, or their affiliates; or

•	Being operated contrary to applicable regulatory requirements as contained in applicable manuals, service bulletins, or other regulatory requirements; or

•	Being repaired or altered by an entity other than CFM, GE, or any of their affiliates in such a way as to impair its safety of operation or efficiency; or

•	Being subjected to misuse, neglect or accident; or

•	Being subjected to Foreign Object Damage; or

•	Being subjected to any other defect or cause (whether sole or contributory) not within the control of CFM; or

•

Being maintained with parts and repairs, where either such parts or repairs are not in the CFM Parts List, the CFM Component Repair Directory, or otherwise not in a list of approved parts or repairs that are mutually agreed by CFM and Airline, each acting reasonably and in commercial good faith (collectively, “Approved Parts” and “Approved Repairs”). Such exclusion also applies to any Parts that maybe impacted by parts that are not Approved Parts or Parts repaired by processes that is not an Approved Repair ; or

•	Not incorporating Service Bulletins categories 1-6 related to the cause or failure within the time specified unless such failure to incorporate such items is the fault of CFM or its repair facilities

C.

As provided in Article 11 of this Agreement, the express provisions of the Agreement including Exhibits A, B-1 and B-2 herein set forth the maximum liability of CFM with respect to claims of any kind under this Agreement or Exhibits A, B-1 or B-2 , including, without limitation, negligence arising out of the manufacture, sale, servicing, possession, use or handling of the Products or Parts thereof or therefor, and in no case shall CFM’s liability to Airline exceed the purchase price (or in the absence of a purchase price, the fair market value) of the Engine, service or other thing giving rise to Airline’s claim. In no

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event shall Airline, any Airline Affiliate or CFM be liable for incidental, special, punitive or consequential damages. For the purpose of this Section II, the term CFM shall be deemed to include CFM, GE, SNECMA, and CFM’s subsidiaries, assigns, subcontractors, suppliers, Product co-producers, and the respective directors, officers, employees, and agents of each.

D.	Airline shall apprise CFM of any Failure within sixty (60) days after the discovery of such Failure. Any Part for which a Parts Credit Allowance is requested by Airline shall be returned to CFM upon specific request by CFM and must be accompanied by sufficient information to identify the Part and the reason for its return. In such event, upon return to CFM, such Part shall become the property of CFM unless CFM directs otherwise. Transportation expenses shall be borne by CFM.

E.	The warranty applicable to a replacement Part provided under the terms of the New Engine Warranty or New Parts Warranty shall be the same as the warranty on the original Part. The unexpired portion of the applicable warranty will apply to Parts repaired under the terms of such warranty.

F.	Airline will cooperate with CFM in the development of Engine operating practices, repair procedures, and the like with the objective of improving Engine operating costs. Cooperation requested by CFM shall not impact or disturb the revenue operation of any aircraft or Engine or Engine availability and shall not create or impose an incremental maintenance burden for Airline.

G.	If compensation becomes available to Airline under more than one warranty or other Engine program consideration, Airline will not receive duplicate compensation but will receive the compensation most beneficial to Airline under a single warranty or other program consideration.

H.	Any Part for which Airline intends to claim the benefit of the relevant warranty must receive CFM’s prior approval of CFM to accomplish the warranty remedial repair. Further, the Parts warranties stated herein will not apply to any Part being maintained with parts and repairs that are not Approved Parts or Approved Repairs,

I.	Transportation to and from repair facilities shall be paid by CFM.

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

ATTACHMENT I

WARRANTY PARTS LIST*

*	[Two pages have been omitted in accordance with a request for confidential treatment.]

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EXHIBIT B-1

PRODUCT SUPPORT PLAN FOR CFM56-5B ENGINES

SECTION I - SPARE PARTS PROVISIONING

A.	Provisioning Data

In connection with Airline’s initial provisioning of spare Parts, CFM shall furnish Airline at least six months prior to the first Aircraft delivery with data in accordance with ATA Specification 2000 using a revision mutually agreed to in writing by CFM and Airline.

B.	Return Of Parts

[*]

C.	[*]

[*]

D.	Parts of Modified Design

1.	CFM shall have the right to make modifications to design or changes in the spare Parts sold to Airline hereunder which improves the quality or performance of the parts without any adverse effect on weight, reliability or maintainability. In case a change in design renders any of Airline stock of Spare Parts unserviceable, CFM will replace them with newly modified parts at no charge to Airline and Airline promptly will return the unserviceable stock of Spare Parts to CFM At CFM’s expense.

2.	CFM will from time to time inform Airline in accordance with the means set forth in ATA Specification 2000, when such spare Parts of modified design become available for shipment hereunder.

3.	Spare Parts of the modified design will be supplied unless Airline advises CFM in writing of its contrary desire within ninety (90) days of the issuance of the service bulletin specifying the change to the modified Parts. In such event, Airline may negotiate for the continued supply of spare Parts of the pre-modified design at a rate of delivery and price to be agreed upon.

E.	Spare Parts Availability

1.	CFM will maintain a stock of spare Parts to cover Airline’s emergency needs. For purposes of this Paragraph, “emergency” is agreed by CFM and Airline to mean the occurrence of any one of the following conditions:

AOG	-	Aircraft on Ground
Critical	-	Imminent AOG or Work Stoppage
Expedite	-	Less than Normal Lead Time

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In case of an imminent AOG, Airline may acquire CFM Products and Parts from other sources, and any such acquisition shall not represent any violation of this Agreement.

2.	Airline will order spare Parts according to lead-time but should Airline’s spare Parts requirements arise as a result of an emergency, Airline can draw such spare Parts from CFM’s stock. A 24-hour Customer Response Center is available to Airline for this purpose. If an emergency does exist, CFM will use its best efforts to ship required spare Part(s) within the time period set forth below following receipt of an acceptable purchase order from Airline:

AOG	-	4 Hours
Critical	-	24 Hours
Expedite	-	7 Days

3.	Airline will make reasonable efforts to provide CFM with spare Parts provisioning forecasts, updated at least quarterly, specifying projected requirements to cover at least the following twelve (12) months period. Airline agrees to promptly notify CFM in the event the Airline will not achieve such projected requirements. If Airline does not supply such forecast provisioning then CFM may modify the spare Part lead-time currently defined in the Spare Parts Catalog.

4.	All Airworthiness Directives (“AD”) issued (regardless of the permitted compliance date) by the Federal Aviation Administration of the United States, Colombia Aviation Administration and any other foreign aviation authority having jurisdiction over the operations of Airline or an Airline Affiliate prior to the delivery date of any Engine to Airline or an Airline Affiliate shall be accomplished or performed prior to such delivery date unless the AD states that the necessary actions can be accomplished at the next shop visit, in which case it may be performed at such shop visit.

SECTION II - [*]

[*].

SECTION III - [*]

A.	[*]

[*]

B.	Scope

The training furnished under this Agreement shall be as follows:

•	[*]

B-2

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•	[*]

•	CFM-5B Courses - detailed in CFM training catalog

*	Student-Days = the number of students multiplied by the number of class days

The Customer Support Manager, in conjunction with appropriate CFM Training representatives, will be available to conduct a review session with Airline to schedule required training. To assure training availability, such review shall be conducted six (6) to twelve (12) months prior to the delivery date of the first aircraft.

C.	Training Location

Unless arranged otherwise with CFM concurrence, training shall be provided by CFM in English at one or more of the CFM designated facilities identified in the training catalog.

If an alternate site is desired, CFM will furnish a quotation with following minimum conditions that must be met in order to deliver “equivalent” training at the alternate site.

1.	Airline will be responsible for providing acceptable classroom space and equipment – including engines, special tools, and hand tools required to conduct the training.

2.	Airline will pay CFM’s travel and reasonable living charges for each CFM instructor for each day, or fraction thereof, such instructor is away from CFM’s designated facility, including travel time.

3.	Airline will reimburse reasonable, round-trip transportation fees for CFM’s instructors and shipment of training materials between the designated facility and such alternate training site.

Except as set forth above, there will be no charge to Airline for the training described herein.

D.	Airline Responsibility

During engine maintenance training at any of the CFM designated facilities, Airline shall be responsible for its personnel’s typical expenses such as:

•	Air and ground transportation expenses

•	Lodging (hotel accommodations)

•	Meals

•	All medical - physicians, medication, emergencies, etc.

•	Other various and sundry expenses (visits to other businesses, entertainment, etc.).

Airline will be responsible for shipping costs of training materials in all cases.

B-3

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SECTION IV - CUSTOMER SUPPORT AND SERVICE

A.	Customer Support Manager

CFM shall assign to Airline at no charge, a Customer Support Manager to provide and coordinate appropriate liaison between the Airline and CFM’s factory personnel.

B.	Field Support

CFM shall make available to Airline on an as-required basis, at no charge, field service representation at Airline’s facility. CFM will provide the level of representation required to ensure that CFM is able to expeditiously and accurately deliver data and support that is required to resolve technical issues.

CFM will also assist with the introduction of new aircraft/Engines into Airline’s fleet, resolution of unscheduled maintenance actions, product scrap approval, and rapid communication between Airline’s maintenance base and CFM’s factory personnel. Throughout the operation of these Engines, the Aviation Operations Center and the Customer Web Center will augment support at no additional charge to Airline.

SECTION V - ENGINEERING SUPPORT

CFM shall make product engineering support available, at no charge, to Airline, for typical powerplant issues on a 24 hour, 7 days a week basis.

SECTION VI - PERFORMANCE TREND MONITORING

CFM will also provide the standard diagnostics services set forth in Exhibit D at no cost to Airline.

SECTION VII - GENERAL CONDITIONS - PRODUCT SUPPORT PLAN

A.	[*]. The support and Data provided herein may not be utilized for any other purpose, or assigned or otherwise transferred to any third party, without the written consent of CFM, which consent may be exercised by CFM in its sole discretion. The support and Data may be shared with contract service providers as strictly necessary for the performance of its services, provided that such service providers enter into a nondisclosure agreement acceptable to CFM and that CFM has been provided with adequate assurance in CFM’s sole discretion that that such service provider has implemented sufficient process discipline and controls to ensure that Data will be used solely for the maintenance and overhaul of Airline’s Products in a manner fully consistent with CFM’s approved technology solutions. Airline will advise CFM of the identity of the contract service provider with whom the support and Data will be shared. Such service provider must not be an entity with whom, or be in a jurisdiction in which, CFM is not permitted by applicable law or regulation to conduct business including the reexport of its Data. The Data provided by CFM will not support parts and repairs that have not been approved by CFM and that are affected by non-CFM-approved parts and repairs.

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

B.	Airline will maintain adequate operational and maintenance records and make these available for CFM inspection during normal business hours and upon reasonable notice. Airline will provide records of performance shop visits including the LLP configuration to the extent not already available to CFM.

C.	This Product Support Plan is subject to the provisions the Article titled “Limitation of Liability” of the Agreement to which this Exhibit B-1 is attached.

D.	Airline will cooperate with CFM in the development of Engine operating practices, repair procedures, and the like as proposed either by Airline or CFM with the objective of improving Engine operating costs. Cooperation requested by CFM shall not impact or disturb revenue operation of any aircraft, Engine, or Engine availability and shall not generate a substantial incremental maintenance burden for the operator.

E.	Except as provided in the Warranty Pass-On provisions in Paragraph E of Exhibit A of the Agreement to which this Exhibit B-1 is attached, this Product Support Plan applies only to the original purchaser of the Engine except that installed Engines supplied to Airline through the aircraft manufacturer, and installed Engines on Aircraft sold and leased back by Airline, shall be considered as original Airline purchases covered by this Product Support Plan.

B-5

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EXHIBIT B-2

PRODUCT SUPPORT PLAN FOR LEAP-1A ENGINES

SECTION I - SPARE PARTS PROVISIONING

A.	[*]

[*]

B.	[*]

[*]

C.	[*]

[*]

D.	Parts of Modified Design

1.	CFM shall have the right to make modifications to design or changes in the spare Parts sold to Airline hereunder which improves the quality or performance of the parts without any adverse effect on weight, reliability or maintainability. In case a change in design renders any Airline stock of Spare Parts unserviceable, CFM will replace them with newly modified parts at no charge to Airline and Airline promptly shall return the stock of unserviceable Spare Parts to CFM at CFM’s expense.

2.	CFM will from time to time inform Airline in accordance with the means set forth in ATA Specification 2000, when such spare Parts of modified design become available for shipment hereunder.

3.	Spare Parts of the modified design will be supplied unless Airline advises CFM in writing of its contrary desire within ninety (90) days of the issuance of the service bulletin specifying the change to the modified Parts. In such event, Airline may negotiate for the continued supply of spare Parts of the pre-modified design at a rate of delivery and price to be agreed upon.

E.	Spare Parts Availability

1.	CFM will maintain a stock of spare Parts to cover Airline’s emergency needs. For purposes of this Paragraph, “emergency” is agreed by CFM and Airline to mean the occurrence of any one of the following conditions:

AOG	-	Aircraft on Ground
Critical	-	Imminent AOG or Work Stoppage
Expedite	-	Less than Normal Lead Time

B-1

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

In case of an imminent AOG, Airline may acquire CFM Products and Parts from other sources, and any such acquisition shall not represent any violation of this Agreement.

2.	Airline will order spare Parts according to lead-time but should Airline’s spare Parts requirements arise as a result of an emergency, Airline can draw such spare Parts from CFM’s stock. A 24-hour Customer Response Center is available to Airline for this purpose. If an emergency does exist, CFM will use its best efforts to ship required spare Part(s) within the time period set forth below following receipt of an acceptable purchase order from Airline:

AOG	-	4 Hours
Critical	-	24 Hours
Expedite	-	7 Days

3.	[*]. Airline agrees to promptly notify CFM in the event the Airline will not achieve such projected requirements. If Airline does not supply such forecast provisioning then CFM may modify the spare Part lead-time currently defined in the Spare Parts Catalog.

4.	All Airworthiness Directives (“AD”) issued (regardless of the permitted compliance date) by the Federal Aviation Administration of the United States, Colombia Aviation Administration and any other foreign aviation authority having jurisdiction over the operations of Airline or an Airline Affiliate prior to the delivery date of any Engine to Airline or an Airline Affiliate shall be accomplished or performed prior to such delivery date unless the AD states that the necessary actions can be accomplished at the next shop visit, in which case it may be performed at such shop visit.

SECTION II - TECHNICAL PUBLICATIONS AND DATA

CFM will furnish, at no additional charge, technical manuals, including revisions thereof, to Airline. Technical manuals and updated revisions thereof shall be furnished by CFM to Airline in mutually agreed upon quantities at no charge. All technical manuals and updated revisions thereof provided by CFM shall be in the English language and in accordance with mutually agreed upon provisions of the ATA Specification.

SECTION III - TECHNICAL TRAINING

A.	Introduction

CFM shall make technical training available to Airline, at CFM’s designated facilities. Details on scope, quantity, materials, and planning shall be as mutually agreed.

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B.	Scope

The training furnished under this Agreement shall be as follows:

•	Product - as previously defined in this Agreement.

•	Quantity - 100 Student-Days* at no charge to Airline for 1st aircraft delivered; 50 Student-Days at no charge to Airline for each additional aircraft.

•	LEAP-1A Courses - Standard Line Maintenance Training defined in CFM training catalog.

•	LEAP-1A Student - An employee of the Airline, unless written approval received from CFM prior to scheduling the training.

*	Student-Days = the number of students multiplied by the number of class days

The Customer Support Manager, in conjunction with appropriate CFM Training representatives, will be available to conduct a review session with Airline to schedule required training. To assure training availability, such review shall be conducted six (6) to twelve (12) months prior to the delivery date of the first aircraft.

C.	Training Location

Unless arranged otherwise with CFM concurrence, training shall be provided by CFM in English at one or more of the CFM designated facilities identified in the training catalog.

If an alternate site is desired, CFM will furnish a quotation with following minimum conditions that must be met in order to deliver “equivalent” training at the alternate site.

1.	Airline will be responsible for providing acceptable classroom space and equipment - including engines, special tools, and hand tools required to conduct the training.

2.	Airline will pay CFM’s travel and reasonable living charges for each CFM instructor for each day, or fraction thereof, such instructor is away from CFM’s designated facility, including travel time.

3.	Airline will reimburse reasonable, round-trip transportation fees for CFM’s instructors and shipment of training materials between the designated facility and such alternate training site.

Except as set forth above, there will be no charge to Airline for the training described herein.

D.	Airline Responsibility

During engine maintenance training at any of the CFM designated facilities, Airline shall be responsible for its personnel’s typical expenses such as:

•	Air and ground transportation expenses

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

•	Lodging (hotel accommodations)

•	Meals

•	All Medical - physicians, medication, emergencies, etc.

•	Other various and sundry expenses (visits to other businesses, entertainment, etc.).

Airline will be responsible for shipping costs of training materials in all cases.

SECTION IV - CUSTOMER SUPPORT AND SERVICE

A.	Customer Support Manager

CFM shall assign to Airline at no charge, a Customer Support Manager to provide and coordinate appropriate liaison between the Airline and CFM’s factory personnel.

B.	Field Support

CFM shall make available to Airline on an as-required basis, at no charge, field service representation at Airline’s facility. CFM will provide the level of representation required to ensure that CFM is able to expeditiously and accurately deliver data and support that is required to resolve technical issues.

CFM will assist with the introduction of new aircraft/Engines into Airline’s fleet, resolution of unscheduled maintenance actions, product scrap approval, and rapid communication between Airline’s maintenance base and CFM’s factory personnel. Throughout Airline’s operation of these Engines, the Aviation Operations Center and the Customer Web Center will augment support at no additional charge to Airline.

CFM will provide engineering line maintenance support to Airline at no additional charge for a period of sixty (60) days after delivery of the first Engine.

SECTION V - ENGINEERING SUPPORT

CFM shall make product engineering support available, at no charge, to Airline, for routine powerplant issues on an as-required basis at any time on a 24 hour, 7 days a week basis.

SECTION VI - PERFORMANCE TREND MONITORING

CFM will also provide the standard diagnostics services set forth in Exhibit D at no cost to Airline.

CFM PROPRIETARY INFORMATION

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

SECTION VII - LEAP-1A CONTROLS AND ACCESSORIES SUPPLIERS SUPPORT

Controls and Accessories Suppliers that support Line Removable Units after purchase of the Engine and directly interface with the Airline will support the Airline as follows:

A.	Spares Parts Support

1.	Initial Provisioning

Upon request, Controls and Accessories Suppliers shall provide initial provisioning data to Airline.

2.	Shelf Stock/Lead Time

Catalog lead-time will not exceed 30 days.

3.	Spares Parts Delivery

a.	Product spare parts will be provided within the catalog specified lead times or as may be otherwise agreed to with Airline.

b.	Supplier will maintain a stock of spare Parts to cover Airline’s emergency needs. For purposes of this Paragraph, emergency is understood by Supplier and Airline to mean the occurrence of any one of the following conditions:

AOG	-	Aircraft on Ground
Critical	-	Imminent AOG or Work Stoppage
Expedite	-	Less than Normal Lead Time

c.	Airline will order spare Parts according to lead-time but should Airline’s spare Parts requirements arise as a result of an emergency, Airline can draw such spare Parts from supplier’s stock or rotable pool. Additional fees may apply. A 24-hour Customer Response Center is available to Airline for this purpose. If an emergency does exist, Supplier will use its best efforts to ship required spare Part(s) within the time period set forth below following receipt of an acceptable purchase order from Airline:

AOG	-	4 Hours
Critical	-	24 Hours
Expedite	-	7 Days

d.	For Critical or AOG situations, Supplier shall respond within 2 hours following receipt of notice with a full status or hardware availability.

B.	Training

Controls and Accessories Suppliers will provide, at no charge and upon request, three (3) sessions at Control and Accessories Suppliers facility, or Product familiarization and operation training to Airline Student who is an employee of the Airline. All additional training for Product upgrades, changes, etc., should be directly negotiated with the Controls and Accessories Supplier.

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

C.	Tool and Equipment Data

Controls and Accessories Suppliers will provide to Airline, for sole use by the Airline, at no charge and upon request, a complete set of reproducible drawings for all special tools required for flight-line Product removal, installation and troubleshooting with appropriate revisions.

D.	Regulatory Documents

Controls and Accessories Suppliers shall operate or license one or more repair stations for their products. Repair Stations shall have the following certifications at a minimum: FAR Part 145, EASA Part 145 and CCAR Part 145. Controls and Accessories’ Repair Stations will put in place the necessary approvals and procedures to ship airworthy Product directly to Airline.

E.	Airline Feedback

In the event a Controls and Accessories Supplier does not appear to be supporting the terms herein, the Airline shall notify CFM with the specific details and work together towards resolution with the Controls and Accessories Supplier. See also Supplier Warranty Back-Up.

SECTION VIII - GENERAL CONDITIONS - PRODUCT SUPPORT PLAN

A.	All support provided by CFM above, is provided to Airline exclusively for the maintenance and overhaul by Airline of Airline’s Products provided that such Products are operated in the original Engine configuration, or in a modified Engine configuration approved by CFM. The support and Data provided herein may not be utilized for any other purpose, or assigned or otherwise transferred to any third party, without the written consent of CFM, which consent may be exercised by CFM in its sole discretion. The support and Data may be shared with contract service providers as strictly necessary for the performance of its services, provided that such service providers enter into a nondisclosure agreement acceptable to CFM and that CFM has been provided with adequate assurance in CFM’s sole discretion that that such service provider has implemented sufficient process disciplines and controls to ensure that Data will be used solely for the maintenance and overhaul of Airline’s Products in a manner fully consistent with CFM’s approved technology solutions. Airline will advise CFM of the identity of the contract service provider to whom the support and Data will be shared. Such service provider must not be an entity with whom, or in a jurisdiction in which, CFM is not permitted by applicable law or regulation to conduct business, including the reexport of its Data. The Data provided by CFM will not support parts and repairs that have not been approved by CFM and that are affected by non-CFM-approved parts and repairs.

B.	Airline will maintain adequate operational and maintenance records and make these available for CFM inspection during normal business hours and upon reasonable notice. Airline will provide records of performance shop visits including the LLP configuration.

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

C.	This Product Support Plan is subject to the provisions the Article titled “Limitation of Liability” of the Agreement to which this Exhibit B-2 is attached.

D.	Airline will cooperate with CFM in the development of Engine operating practices, repair procedures, and the like, as proposed either by Airline or CFM, with the objective of improving Airline’s Engine operating costs. Cooperation requested by CFM shall not impact or disturb revenue operation of any aircraft, Engine or Engine availability and shall not generate a substantial incremental maintenance burden for the operator.

E.	Except as provided in the Warranty Pass-On provisions in Paragraph E of Exhibit A of the Agreement to which this Exhibit B-2 is attached, this Product Support Plan applies only to the original purchaser of the Engine except that installed Engines supplied to Airline through the aircraft manufacturer, and installed Engines on Aircraft sold and leased back by Airline, shall be considered as original Airline purchases covered by this Product Support Plan.

CFM PROPRIETARY INFORMATION

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

EXHIBIT C

*	[Two pages have been omitted in accordance with a request for confidential treatment.]

C-1

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

EXHIBIT D

STANDARD DIAGNOSTICS SERVICES

1)	[*]

[*]:

(5) CFM will provide training regarding Airline’s implementation of the diagnostics and monitoring software tools furnished hereunder by CFM to Airline.

2)	AIRLINE’S RESPONSIBILITY UNDER THE DIAGNOSTICS PROGRAM

A)	Airline shall:

1)	Provide CFM all information and records requested by CFM that are reasonably necessary for CFM to establish and provide the Diagnostic Service (including, but not limited to, avionics specifications, aircraft/engine maintenance history, engine configuration information, etc.). To the extent that such information and records are not owned by Airline, Airline represents and warrants that it has full authorization to disclose such information and records to CFM and that CFM has the right to use such information and records for all of the purposes that they are provided to CFM by Airline, including fulfilling CFM’s obligations under this Agreement.

2)	Make available to CFM data used in the monitoring and diagnostics of Engines eligible for coverage. Airline will authorize Airline’s air-to-ground service provider to forward the data directly to the CFM SITA/ARINC address ILNGE7X. If air-to-ground equipment is not available, CFM will work with the Airline to establish means such that the data is provided with minimal manual intervention.

3)	Access the Diagnostic Service via the CFM Extranet. A web browser, an internet service provider and a user id/password (supplied by CFM) is required. Such access shall be subject to the then-current CFM Extranet Terms and Condition as provided on the CFM Extranet site.

4)	CFM promptly will notify Airline of any Aircraft and Engine Alerts, faults, or adverse trends that are identified by means of the Diagnostic Services. Airline thereafter shall make all maintenance decisions regarding resolution of such Alerts, faults or adverse trends that have been identified. CFM and Airline agree that this allocation of responsibility is reflected in the price of the Diagnostic Service.

B)	Airline acknowledges that the Diagnostic Services performed hereunder may be conducted by CFM affiliates outside of the U.S., and that there is no prohibition on CFM’s export of Airline data for such purposes.

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3)	[*]

A)	[*]

B)	[*]

C)	[*]

4)	ASSIGNMENT

[*]. System access by a third party service provider pursuant to such authorization shall be limited to the features of entering new flight data, entering engine changes, and creating trend plots of performance parameters. Furthermore, data available for plotting shall be limited to the typical engine health monitoring parameters (exhaust gas temperature, fuel flow, core speed, fan and core vibrations and oil temperature and pressure). In no event shall such third parties have access to other features of the system, including without limitation, real-time viewing, root-cause analysis, customized reporting or alarm configurations. In no event shall any such authorization by Airline and agreement by the third party service provider increase, duplicate or expand CFM’s obligations, liability or any available remedies hereunder.

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GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

EXHIBIT E

AIRLINE AFFILIATES LIST

Aerolíneas Galápagos S.A. Aerogal

Av. Amazonas 7797 y Juan Holguín

Quito, Ecuador

Tel: (5932) 396 0600 ext. 2430

Aerovías del Continente Americano S.A. Avianca

Avenida Calle 26 No 59-15

Edificio Avianca - Piso 10

Bogotá, Colombia

Tel: (57) 158 77700 ext. 2522

Lineas Aéreas Costarricenses, S.A.

P.O. Box 1531-1000

Edificio LACSA, La Uruca

San José, Costa Rica

Fax: (506) 2242-1259

Taca International Airlines, S.A.

Edificio TACA, Avenida El Espino y Boulevard Sur

Santa Elena, Antiguo Cuscatlán

La Libertad, El Salvador

Fax: (503) 2298-0827

Trans American Airlines, S.A.

Calle Los Sauces 364 Torre Roja, San Isidro

Lima 27, Perú

Tel: (511) 213 6060

GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

ATTACHMENT I-A

*	[Two pages have been omitted in accordance with a request for confidential treatment.]

GENERAL TERMS AGREEMENT NO. CFM- CFM-1-2887169891

ATTACHMENT F.2.A

[*]

LEAP Controls & Accessories

[*]